SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934

Date of Report (Date of earliest event reported):
July 1, 2003

AMERICAN HOMEPATIENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-19532	62-1474680

(State or other jurisdiction of incorporation)	(Commission File Number)	(Employer Identification Number)

5200 Maryland Way, Suite 400, Brentwood, Tennessee 37027-5018

(Address of principal executive offices)

(615) 221-8884

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address,
if changed since last report)

SIGNATURES
Ex-99.1 Press Release

ITEM 5. Other.

     On July 1, 2003, the Company emerged from bankruptcy protection, pursuant to a previously announced order by the U.S. Bankruptcy Court for the Middle District of Tennessee confirming the Company’s plan of reorganization under Chapter 11 of the United States Bankruptcy Code.

     On July 1, 2003, the Company issued a press release relating to the foregoing, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

     99.1 Press Release of the Company dated July 1, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN HOMEPATIENT, INC.

	By:	/s/ Marilyn O’Hara

Marilyn O’Hara Chief Financial Officer

Date: July 2, 2003